Exhibit 99.1
For Release March 1, 2007—4:30 p.m. PST
STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,
ANNOUNCES THE APPOINTMENT OF JAMES B. KEEGAN, JR.
TO ITS BOARD OF DIRECTORS
Spokane, Washington, March 1, 2007 — Sterling Financial Corporation (NASDAQ:STSA) today announced the appointment of James B. Keegan, Jr. to its Board of Directors.
Mr. Keegan joins Sterling’s Board of Directors with extensive experience and an impressive business background. He has been a partner in Keegan & Coppin Company, Inc., a Santa Rosa, California real estate brokerage and development firm, since 1976. Mr. Keegan served as a director and vice-chairman of the board of Northern Empire Bancshares and as a director and chairman of the board of Sonoma National Bank from 1982 and 1984, respectively, until Sterling’s acquisition of Northern Empire Bancshares and Sonoma National Bank on February 28, 2007. His appointment to the Sterling Board was effective March 1, 2007.
Harold B. Gilkey, Chairman and Chief Executive Officer, commented, “We are pleased that we have such an outstanding executive joining the Board of Directors of Sterling Financial Corporation. Mr. Keegan’s knowledge and understanding of Sterling’s California marketplace, as well as his experience in a growth company, brings tremendous expertise to the Sterling Board.”
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Utah, Arizona and California. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.

Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.
FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Investor Contact:	Daniel G. Byrne
EVP, Chief Financial Officer
509-458-3711

Media Contact:	Jennifer Lutz
Public Relations Specialist
509-458-2711 Extension 6545